[GRAPHIC OMITTED]
                                        COMPANY CONTACTS:
                                        Mark L. Weinstein, President & CEO
                                        Ted Kaminer, CFO
                                        Tel: (267) 757-3000

                                        PORTER, LEVAY & ROSE, INC.
                                        Linda Decker, VP - Investor Relations
                                        Christian Pflaumer, VP - Media Relations
                                        Jeff Myhre, VP - Editorial
                                        Tel: (212) 564-4700

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        BIO-IMAGING TECHNOLOGIES TO MOVE TO NASDAQ NATIONAL MARKET SYSTEM

                  DECEMBER 18 FIRST TRADING DAY ON NEW EXCHANGE


NEWTOWN, PA, December 12, 2003 - Bio-Imaging Technologies, Inc. (AMEX: BIT) today announced that its common stock has been approved for quotation on the Nasdaq National Market System. Trading is expected to commence at the opening of the market on December 18, 2003 under the symbol "BITI".

BIO-IMAGING TECHNOLOGIES, INC. is a healthcare contract service organization providing services that support the product development process of the pharmaceutical, biotechnology and medical device industries. The Company has specialized in assisting its clients in the design and management of the medical-imaging component of clinical trials since 1990. Bio-Imaging serves its clients on a global basis through its U.S. Core Lab (Newtown, PA), European Core Lab (Leiden, The Netherlands) and U.S. Business Offices (Massachusetts and California).


CERTAIN MATTERS DISCUSSED IN THIS PRESS RELEASE ARE "FORWARD-LOOKING STATEMENTS" INTENDED TO QUALIFY FOR THE SAFE HARBORS FROM LIABILITY ESTABLISHED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. IN PARTICULAR, THE COMPANY'S STATEMENTS REGARDING TRENDS IN THE MARKETPLACE AND POTENTIAL FUTURE RESULTS ARE EXAMPLES OF SUCH FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS INCLUDE RISKS AND UNCERTAINTIES, INCLUDING, BUT NOT LIMITED TO, THE TIMING OF PROJECTS DUE TO THE VARIABILITY IN SIZE, SCOPE AND DURATION OF PROJECTS, ESTIMATES MADE BY MANAGEMENT WITH RESPECT TO THE COMPANY'S CRITICAL ACCOUNTING POLICIES, REGULATORY DELAYS, CLINICAL STUDY RESULTS WHICH LEAD TO REDUCTIONS OR CANCELLATIONS OF PROJECTS, AND OTHER FACTORS, INCLUDING GENERAL ECONOMIC CONDITIONS AND REGULATORY DEVELOPMENTS, NOT WITHIN THE COMPANY'S CONTROL. THE FACTORS DISCUSSED HEREIN AND EXPRESSED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION COULD CAUSE ACTUAL RESULTS AND DEVELOPMENTS TO BE MATERIALLY DIFFERENT FROM THOSE EXPRESSED IN OR IMPLIED BY SUCH STATEMENTS. THE FORWARD-LOOKING STATEMENTS ARE MADE ONLY AS OF THE DATE OF THIS PRESS RELEASE AND THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE SUCH FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCE.



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